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                                                                   EXHIBIT 10.10

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "Agreement") is made and entered into this 18th day of August, 1998, between Encore Acquisition Partners, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and Kyle Schultz, an individual (the "Employee").

         WHEREAS, the Company is a party to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 18, 1998, pursuant to which the Company has sold shares of its capital stock to the stockholders a party thereto (the "Transaction"); and

         WHEREAS, Employee is a party to the Stock Purchase Agreement, pursuant to which he agreed to purchase shares of capital stock of the Company and receive certain rights regarding his ownership of capital stock of the Company (collectively, the "Rights"); and

         WHEREAS, Employee acknowledges that in the course of his employment by the Company and the performance of services on behalf of the Company and its subsidiaries, if any (collectively, the "Related Parties"), he will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties; and

         WHEREAS, in connection with the consummation of the Transaction, the Company plans thereafter to employ the Employee on an "at-will" basis, and the Employee desires to be employed on such basis; and

         WHEREAS, it is a condition to (i) the consummation of the Transaction, and (ii) the grant to Employee of the Rights, that Employee enter into a confidentiality and non-compete agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

         SECTION 1. BUSINESS OPPORTUNITIES AND INTELLECTUAL PROPERTY; PERSONAL INVESTMENTS; CONFIDENTIALITY; COVENANT NOT TO COMPETE.

         (a) Employee shall promptly disclose to the Company all "Business Opportunities" and "Intellectual Property" (each as defined below).

         (b) Employee hereby assigns and agrees to assign to the Company, its successors, assigns or designees, all of Employee's right, title and interest in and to all "Business Opportunities" and "Intellectual Property," and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

         (c) For purposes hereof, "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are:



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                  (i) developed by Employee (A) during the period that Employee is employed by any of the Related Parties (the "Employment Term"), or
         (B) before the Employment Term, but only to the extent of Employee's rights thereto during the Employment Term, or

                  (ii) originated by any third party and brought to the attention of Employee (A) during the Employment Term, or (B) before the Employment Term, but only to the extent of Employee's rights thereto during the Employment Term, together with information relating thereto, including, without limitation, any "Related Parties' Business Records" (as defined below).

         (d) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which are discovered, conceived, invented, created or developed by Employee, alone or with others: (i) during the Employment Term if such discovery, conception, invention, creation, or development (A) occurs in the course of the Employee's employment with the Related Parties, or (B) occurs with the use of any of the Related Parties' time, materials or facilities, or (C) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Related Parties' purposes, activities or affairs, or (ii) before the Employment Term, but only to the extent of Employee's rights thereto during the Employment Term.

         SECTION 2. NON-COMPETE OBLIGATIONS DURING EMPLOYMENT TERM. Employee agrees that during the Employment Term:

                  (i) Employee will not, other than through the Related Parties, engage or participate in any manner, whether directly or indirectly as an employee, employer, consultant, agent, principal, partner, stockholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided, however, that nothing herein shall prevent Employee from owning a passive interest (not to exceed 5% of the capital stock) of a publicly traded entity or from serving in the capacities set forth on Schedule 1 of this Agreement; and

                  (ii) all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates), which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products shall be made solely through the Related Parties; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity.

         SECTION 3. CONFIDENTIALITY OBLIGATIONS.

         (a) Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Related Parties (collectively referred to herein as "Confidential Information") constitute valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of





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such Confidential Information is essential to the performance of Employee's duties. Employee agrees that during the Employment Term and thereafter, Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties. The Company agrees to provide Confidential Information to Employee in exchange for Employee's agreement to keep such Confidential Information, and any Confidential Information to which Employee has already become privy, in strict confidence as provided in this Agreement.

         (b) For purposes of this Section 3, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties whether oral or in written form in a "Related Parties' Business Records" (as defined in Section 5 below), but shall exclude any information which (A) has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), or (B) was rightfully in the possession of Employee, as shown by Employee's records, prior to the date of this Agreement (including Employee's method of selecting, purchasing and reworking oil and gas properties, which the Company and Employee may utilize subsequent to the Employment Term (subject to the other limitations contained in this Agreement)); provided, however, that Employee shall provide to the Company copies of all information described in clause (B); provided further, however, that this Section 3 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

         SECTION 4. OBLIGATIONS AFTER TERMINATION DATE.

         (a) The purpose of the provisions of Section 2 and this Section 4 are to protect the Company from unfair loss of goodwill and business advantage and to shield Employee from pressure to use or disclose Confidential Information or to trade on the goodwill belonging to the Company. Accordingly, during the "Post-Termination Non-Compete Term" (as defined below), Employee will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, stockholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is in engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a one hundred (100) mile radius of the boundaries of, any mineral property interest of any of the Related Parties (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Related Party and any third party) or any other property on which the Related Parties have an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this
Section 4 shall not preclude Employee from making personal investments in securities of oil and gas companies which are registered on a national stock exchange, if the aggregate amount owned by Employee and all family members and affiliates does not exceed 5% of such company's outstanding securities.



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         (b) For purposes hereof, the "Post Termination Non-Compete Term" is:

                  (i) the 12 month period following the Termination Date, if (A) the Employee voluntarily resigns or otherwise terminates his position as an officer or employee of the Related Parties, (B) the Employee's employment or engagement by the Related Parties is terminated for "cause" (as defined below), or (C) the Employee breaches any of the provisions of Sections 3, 4 or 5 hereof; or

                  (ii) in the event that the Employee's services as an officer, employee or consultant are terminated by a Related Party other than for cause (as defined below) and the Employee is not in breach of any of the provisions of Section 3, 4 or 5 hereof, the period during which the Company makes "Severance Payments" (as defined below) to Employee, the length of which shall be determined by the Company at its discretion, but in no event to be longer than twelve (12) months. The Company shall not be obligated to make Severance Payments for any length of time and shall be entitled to cease making Severance Payments at any time for any reason.

                           For purposes hereof, "Severance Payments" shall be an
                  amount equal to the base salary that the Employee received from the Related Parties on a monthly basis immediately before the Termination Date and such Severance Payments shall be payable at the same times as Employee's regular salary or consulting payments, as applicable, immediately before termination.

                           For purposes hereof, termination for "cause" shall
                  mean discharge by the Company on the following grounds:

                                    (i) Employee's conviction or plea of nolo
                           contendere in a court of law of any crime or offense, which conviction or plea of nolo contendere makes him unfit for continuing employment, prevents him from effective management of the Company or materially adversely affects the reputation or business activities of the Company.

                                    (ii) Willful misconduct which materially
                           adversely affects the reputation or business activities of the Company and which continues after written notice thereof from the Board of Directors of the Company to the Employee stating with specificity the alleged dishonesty or misconduct and, if requested by the Employee within ten (10) days thereafter, the Employee is afforded a reasonable opportunity to be heard before the Board of Directors of the Company.

                                    (iii) Substance abuse, including abuse of
                           alcohol or use of illegal narcotics, and other drugs or substances, for which the Employee fails to undertake and maintain treatment after 15 days after requested by the Company.

                                    (iv) Misappropriation of funds or other
                           material acts of dishonesty involving the Company.

                                    (v) The Employee's continuing material
                           failure or refusal to perform his duties or to carry out in all material respects the lawful directives of the Board of Directors of the Company; provided that discharge pursuant to this subparagraph (v) shall constitute discharge for cause only if the Employee has first received written



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                           notice from the Board of Directors of the Company
                           stating with specificity the nature of such failure or refusal and, if requested by the Employee within 10 days thereafter, the Employee is afforded a reasonable opportunity to be heard before the Board of Directors of the Company.

         (c) Employee acknowledges that the Severance Payments made to Employee under Section 4(b)(ii) constitute adequate consideration for Employee's agreements set forth in Section 4(a) and (b) hereof.

         (d) Employee will not during the two-year period following the Termination Date, solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any Persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

         SECTION 5. BUSINESS RECORDS.

         (a) The Employee agrees to promptly deliver to the Company, upon termination of his employment by the Related Parties, or at any other time when the Company so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties (collectively, the "Related Parties' Business Records"), and all copies thereof and therefrom.

         (b) The Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this Section constitute the exclusive property of the Company and the other Related Parties.

         (c) The obligation of confidentiality set forth in Section 3 shall continue notwithstanding the Employee's delivery of any such documents to the Company.

         (d) Notwithstanding the foregoing provisions of this Section 5 or any other provision of this Agreement, the Employee shall be entitled to retain any written materials which, as shown by the Employee's records, were in Employee's possession on or prior to the date hereof, subject to the Company's right to receive a copy of all such materials.

         (e) The provisions of this Section 5 shall continue in effect notwithstanding termination of the Employee's employment for any reason.



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         SECTION 6. MISCELLANEOUS.

         (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (b) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

         (c) The representations and covenants contained in this Agreement on the part of the Employee will be construed as ancillary to and independent of any other agreement between the Company and the Employee, and the existence of any claim or cause of action of the Employee against the Company or any of the other Related Parties or any officer, director, or shareholder of the Company or any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment for any reason.

         (d) The parties to this Agreement agree that the limitations contained in Section 4 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         (e) Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage prepaid by certified or registered mail, return receipt requested, at the addresses set forth on the signature page hereof. Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

         (f) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         (g) THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THAT THE COURTS IN THE STATE OF TEXAS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION, SPECIAL PROCEEDING, DISPUTE OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT OR ARISE OUT OF, IN CONNECTION WITH, OR BY REASON OF THIS AGREEMENT.

         (h) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (i) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement in multiple counterparts as of the day and year first above written.

                                  COMPANY:

Addresses:

                                  ENCORE ACQUISITION PARTNERS, INC.
201 Main Street, Suite 1455
Fort Worth, Texas 76102

                                  By: /s/ BRUCE B. SELKIRK, III
                                      ------------------------------------------

                                  Name: Bruce B. Selkirk, III
                                        ----------------------------------------

                                  Title: Vice President, Treasurer and Assistant
                                         Secretary
                                        ----------------------------------------


                                  EMPLOYEE:


201 Main Street, Suite 1455
Fort Worth, Texas  76102

                                        /s/ KYLE SCHULTZ
                                  ---------------------------------------------
                                  Kyle Schultz



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                                   SCHEDULE I






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